UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

WALLY WORLD MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-185694	45-5370930
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7121 West Craig Road
#113-38
Las Vegas, NV	89129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-890-5299

(Former name or former address, if changed since last report.)

65 Church St. 2nd Floor

New Brunswick, New Jersey 08901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLYW	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 1, 2021, the registrant, Wally World Media, Inc., engaged BF Borgers CPA PC (“BF Borgers”), a PCAOB licensed firm, as the registrant’s principal accountant to audit the registrant’s financial statements as of its fiscal year ended September 30, 2020, for inclusion in a Form 10-K for the year ended September 30, 2020 to be filed prior to September 28, 2021 to meet the deadline established by the U.S. Securities and Exchange Commission (“SEC”) under recent amendments to SEC Rule 15c2-11 requiring delinquent OTC market filers to provide current and publicly available information for broker-dealers to quote their securities in the OTC market.

We have provided a copy of this Current Report on Form 8-K to BF Borgers for its review. BF Borgers has concurred with the statements made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wally World Media, Inc.

Date: September 8, 2021	By:	/s/ Grant Casey
Grant Casey
President and CEO